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                                                                     EXHIBIT 3.2

                              CONSOL ENERGY INC.

                          WRITTEN ACTION BY DIRECTORS

     The undersigned, being all of the members of the Board of Directors of CONSOL Energy Inc., a Delaware corporation, entitled to receive notice of a meeting of the Board of Directors of the Corporation, do hereby waive notice of such a meeting and, in lieu thereof, do hereby consent and agree to the adoption of the following resolutions by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

          INITIAL PUBLIC OFFERING.

               RESOLVED, that the Corporation shall effect an initial public offering (the "Offering") of shares of Common Stock of the Corporation, $0.01 Par value each; and it is further,

               RESOLVED, that the filing by the Corporation of the Registration Statement on Form S-1 (Registration No. 333-68987) covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Corporation of shares of Common Stock in a firm commitment offering to underwriters (the "Underwriters") for which J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as representatives of the several Underwriters (together, the "Representatives") be, and it hereby is, ratified and approved in all respects; and it is further,

               RESOLVED, that the filing of amendment No. 1 to the Registration Statement registering the offer and sale to the public of 25,990,000 shares of Common Stock, including up to 3,390,000 shares of Common Stock issuable upon the exercise of an over-allotment option to be granted to the Underwriters, and of amendment No. 2 to the Registration Statement be, and they hereby are, ratified and approved in all respects; and it is further,

               RESOLVED, that the President of the Corporation and each Vice President of the Corporation (the "Senior Officers") be, and each hereby is, authorized and directed, from time to time, to execute, in the name and on behalf of the Corporation, to procure all necessary signatures to and to file with the Securities and Exchange Commission (the "Commission"), such further amendments, including post-effective amendments,

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to the registration Statement or additional registration statements pursuant to
Rule 462 promulgated under the Securities Act (together with appropriate exhibits) as such Senior Officer shall deem necessary or appropriate and to prepare and file a request for acceleration of the effective date of the Registration Statement; and it is further,

     RESOLVED, that a Pricing Committee (the "Pricing Committee") of the Board of Directors of the Corporation consisting of Messrs. Bernd Breloer, Berthold Bonekamp, John Whitmire and J. Brett Harvey be, and it hereby is, authorized and empowered, on behalf of the Corporation, to (i) determine whether or not to proceed with the Offering in light of then current market conditions and (ii) agree upon and fix, in conjunction with the Representatives, (a) the price of the shares of Common Stock to be offered and sold in the Offering, and (b) the underwriting discounts to be incurred in connection with the Offering; provided, however, that the number of shares of Common Stock to be offered in the Offering shall not be greater than 31.02% of the aggregate number of outstanding shares of Common Stock upon the consummation of the Offering and the price per share shall not be less than $18.00; and it is further,

     RESOLVED, that each officer or director of the Corporation who may be required to execute the Registration Statement and any amendment thereto to be filed with the Commission be, and each of them hereby is, authorized and empowered to appoint J. Brett Harvey and Daniel L. Fassio, or either or them, as his true and lawful attorney-in-fact, to act with full power of attorney, substitution and resubstitution, for him and in his name, place and stead, in his capacity as an officer or director or both, as the case may be, of the Corporation to execute the Registration Statement, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Commission, with full power and authority in said attorney to do and perform, in the name and on behalf of each said officer or director every act whatsoever necessary or desirable to be done, as fully and to all intents and purposes as an officer or director might or could do in person.

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          REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934.

               RESOLVED, that, in connection with the Offering, the Corporation register the shares of Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission; and it is further,

               RESOLVED, that all actions heretofore taken by the Senior Officers or any of them in the name and on behalf of the Corporation, to prepare or cause to be prepared, Registration Statement on Form 8-A (the "8-A Registration Statement") in order to register the shares of Common Stock under the Exchange Act, be, and they hereby are, in all respects ratified and approved; and it is further,

               RESOLVED, that the execution and filing in the name and on behalf of the Corporation an 8-A Registration Statement (together with the appropriate exhibits thereto) by the Senior Officers with the Commission be, and it hereby is ratified and approved; and it is further,

               RESOLVED, that the Senior Officers and counsel to the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare and file with the Commission such amendments to the 8-A Registration Statement as they, or any of them, deem necessary or appropriate; and it is further,

               RESOLVED, that each of the Senior Officers, or such counsel as such Senior Officers shall choose to represent the Corporation, with full authority to act without the other, be, and each hereby is, authorized to appear in the name and on behalf of the Corporation before the Commission in connection with any matter relating to the Registration Statement and 8-A registration Statement and any amendments thereto; and it is further,

               RESOLVED, that Daniel L. Fassio be, and he hereby is, appointed the Corporation's agent for service of process in connection with claims arising from the Offering under the federal and state securities laws of the United States.

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UNDERWRITING AGREEMENT.

     RESOLVED, that the Corporation enter into an Underwriting Agreement (the "Underwriting Agreement"), by and among the Corporation and the Underwriters in, or substantially in the form, and containing substantially the terms and provisions of the Underwriting Agreement annexed hereto as Exhibit A; and that the form, terms and provisions of the underwriting Agreement annexed hereto as Exhibit A; and that the form, terms and provisions of the Underwriting Agreement annexed hereto as Exhibit A be, and they hereby are, in all respects approved; and the Senior Officers be, and each hereby is, authorized and directed to execute and deliver the Underwriting Agreement, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, in, or substantially in, such form, with such changes therein or modifications thereof as any such Senior Officer, by his execution and delivery thereof, shall approve; and it is further,

     RESOLVED, that subject to the Registration Statement being declared effective by the Commission and the determination by the Pricing Committee to proceed with the Offering, the Corporation issue and sell to the underwriters the number of shares of Common Stock to be offered at the price per share set forth in the Underwriting Agreement; and when such shares of Common Stock are so issued and sold such shares of Common Stock shall be fully paid and non-assessable; and the Senior Officers be, and each hereby is, authorized and directed to issue and deliver certificates representing such shares of Common Stock, and to request the Corporation's transfer agent and registrar to make an original issue of shares of Common Stock in such names and denominations and in such manner as designated by the Representatives, and to deliver such certificates as so directed by any such Senior Officer.

NEW YORK STOCK EXCHANGE LISTING.

     RESOLVED, that the Corporation apply to list the shares of Common Stock on the New York Stock Exchange (the "NYSE"); and that the Senior Officers be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver to the NYSE such listing applications, amendments to listing applications, additional listing applications, listing agreements, listing fee agreements,





















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indemnity agreements relating to the use of facsimile signatures, undertakings and other documents as may be required by the NYSE, all in such form as any such Senior Officer may approve, which approval shall be conclusively evidenced by the execution of such applications, agreements or documents, to make all payments of all filing, listing or application fees to the NYSE, to prepare temporary and permanent certificates representing the Common Stock, and to appear before any official of the NYSE; and it is further,

     RESOLVED, that the Corporation shall file all reports required of it by the Commission pursuant to the Exchange Act with the Commission and with the NYSE, as the case may be, as may be required; and the Senior Officers be, and each hereby is, authorized to sign and deliver such reports on behalf of the Corporation.

TRANSFER AGENT.

     RESOLVED, that First Chicago Trust Company of New york be, and it hereby is, appointed to act as registrar and transfer agent of the Corporation with full power and authority to take all actions necessary in order to register and effect transfers of the corporation's Common Stock; and that the Corporation execute and deliver a Stock Transfer Agency Agreement between First Chicago Trust Company of New York and the Corporation (the "Stock Transfer Agency Agreement"), a draft copy of which is attached hereto as Exhibit B; and that the terms and provisions of said Stock Transfer Agency Agreement in, or substantially in, the form annexed hereto be, and they hereby are, authorized and approved in all respects; and the Senior Officer, by his execution and delivery thereof, shall approve; and that the Senior Officers, be, and each of such Senior Officers hereby is, authorized and directed to execute and deliver the Stock Transfer Agency Agreement in the name and on behalf of the Corporation and under its corporate seal or otherwise in, or substantially in, the form annexed hereto, with such changes therein as any such Senior Officers, be, and each hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation such agreements, certificates and documents relating to such appointment of First Chicago Trust Company of New York as

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     registrar and transfer agent for the Corporation's Common Stock and containing such terms and provisions as the Senior Officer or Officers executing the same shall approve, the execution thereof by such Senior Officer or Officers to be conclusive evidence of such approval; and it is further,

          RESOLVED, that First Chicago Trust Company of New York be, and it hereby is, authorized and directed as registrar and transfer agent of the Corporation's Common Stock to use facsimile signatures in connection with the countersigning and registering of stock certificates representing Common Stock.

     BLUE SKY.

          RESOLVED, that the Board hereby ratifies and approves all action heretofore taken, and authorizes and empowers the Senior Officers to take such further action as may be necessary or appropriate in connection with the registration and qualification in various states of the Common Stock; and it is further,

          RESOLVED, that the Board of Directors hereby adopts any and all resolutions which may be required by any state securities administrator in connection with the qualification and registration in various states of the Common Stock, the adoption of any such resolutions to be conclusively evidenced by the execution of a certification of such resolution by the Secretary of the Corporation.

     EQUITY INCENTIVE PLAN.

          RESOLVED, that pursuant to Section 157 of the Delaware General Corporation Law, the Board, subject to the approval of the Stockholders of the Corporation, hereby adopts the 1999 Equity Incentive Plan set forth in Exhibit C annexed hereto (the "Plan"); and it is further,

          RESOLVED, that the number of shares of Common Stock of the Corporation, $0.01 par value each

               (i) authorized and reserved for issuance pursuant to the Plan shall be 3,250,000 shares;

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               (ii) covered by all stock options granted under the Plan by the
          Corporation at the time the Corporation completes an initial public offering of Common Stock of the Corporation shall not exceed 800,000 shares; and it is further,

          RESOLVED, that subject to the due approval of the Plan by the Stockholders, and subject to the condition that the closing of an initial public offering be completed successfully, the Corporation hereby authorizes the grant of stock options under the Plan, with a per share exercise price equal to the per share price to the public in such offering, to the following officers of the Corporation in the following amounts, respectively: 120,000 shares to J. Brett Harvey; 60,000 shares to C. Wesley McDonald; 60,000 shares to Ronald J. FlorJancic; 44,000 shares to Ronald E. Smith and to the directors, officers and employees of the Corporation and its subsidiaries listed on Exhibit D hereto, in the amounts shown thereon; and it is further,

          RESOLVED, that the Senior Officers are and each hereby is authorized, empowered and directed to (i) execute and deliver in the name and on behalf of the Corporation to each officer and employee awarded options, such agreements, documents or instruments as may be appropriate to evidence the grant of such stock options, all in such form as any such Senior Officer may approve, which approval (and the approval of this Board) shall be conclusively evidenced by the execution thereof, (ii) instruct the transfer agent to reserve from the Corporation's authorized shares of Common Stock such number of shares as may be necessary from time to time for issuance, including upon exercise of the then outstanding stock options, under the Plan, (iii) take such actions, with the advice and assistance of counsel, to comply with any requirements of the Securities Act with respect to the issuance of shares of Common Stock upon exercise of stock options under the Plan, including without limitation (x) the filing of a registration statement on Form S-8, or such other form of the Commission as is appropriate, to register the issuance and sale of shares of Common Stock upon exercise of stock options, and (y) the preparation and distribution to option holders of an

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     information memorandum with respect to the Plan, (iv) register or qualify the offer and sale of the shares upon exercise of the stock options under applicable foreign and state securities and blue sky laws and (v) list the shares issuable under the Plan with the NYSE.

     FISCAL YEAR.

          RESOLVED, that the Board hereby ratifies and approves a change from a fiscal year beginning on January 1 and ending on December 31 to a fiscal year commencing on July 1 and ending on June 30, such change to be effective and the first such fiscal year to commence on July 1, 1999; and it is further,

     OMNIBUS.

          RESOLVED, that the Senior Officers be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take all such further actions and to execute, deliver, file, certify and record such additional agreements, instruments, certificates and other documents and to pay all such expenses and taxes, as any of them or counsel to the Corporation determine may be necessary, proper or advisable in order to carry out fully the intent and to accomplish the purposes of each of the foregoing resolutions; and it is further,

          RESOLVED, that all actions heretofore taken by a Senior Officer of or counsel for the Corporation in connection with the matters referenced in the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects; and it is further,

          RESOLVED, that this action and consent in writing shall be duly recorded in the minute book of the Corporation.

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      WITNESS the execution by the undersigned as of the 7th day of April, 1999.


/s/ J. L Whitmire                            /s/ J. Brett Harvey
------------------------------               ---------------------------
J. L Whitmire                                J. Brett Harvey


/s/ B. Bonekamp                              /s/ Bernd J. Breloer
------------------------------               ---------------------------
Berthold Bonekamp                            Bernd J. Breloer


/s/ B. R. Brown                              /s/ D. Henning
------------------------------               ---------------------------
B. R. Brown                                  D. Henning



                               /s/ R. Zimmermann
                               ----------------------
                               Rolf Zimmermann

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